EXHIBIT 10.1

MAA
2012 LONG TERM INCENTIVE PROGRAM

The Mid-America Apartment Communities, Inc., or MAA, 2012 Long Term Incentive Program, or Plan, covers the twelve month performance period beginning on January 1, 2012 and ending on December 31, 2012.  Any awards earned under the Plan will be issued in shares of restricted stock of MAA based on MAA’s closing common stock price on the first market day of 2012. All shares issued under the Plan will be issued pursuant and subject to MAA’s 2004 Stock Plan, or the 2004 Plan. The amount of awards earned will be based on a percentage of annual base salary. The percentage of base salary earned will be split between three categories: Absolute Total Shareholder Return, Relative Total Shareholder Return and Time-Based Shares. Participants will have total award opportunities ranging from 0% to 300% of salary.

Each category will operate as follows:

Absolute Total Shareholder Return, or Absolute TSR

The Absolute TSR category will be earned dependent on MAA TSR performance over the performance period reaching pre-defined levels. Absolute TSR must reach a pre-defined minimum level over the performance period to earn any shares of restricted stock.

Any restricted shares earned in the Absolute TSR category will be issued on January 10, 2013 and will vest 25% on January 10, 2014, 25% on January 9, 2015, 25% on January 8, 2016 and 25% on January 10, 2017, dependent upon continued employment in good standing through each vest date.

Relative Total Shareholder Return, or Relative TSR

The Relative TSR category will be earned dependent upon MAA TSR performance being in excess of the NAREIT Apartment REIT Index performance during the performance period by pre-defined levels. Relative TSR must be in excess of the NAREIT Apartment REIT Index by a pre-defined minimum level over the performance period to earn any shares of restricted stock.

Any restricted shares earned in the Relative TSR category will be issued on January 10, 2013 and will vest 25% on January 10, 2014, 25% on January 9, 2015, 25% on January 8, 2016 and 25% on January 10, 2017, dependent upon continued employment in good standing through each vest date.

TSR Calculations

For purposes of this Plan, all TSR performance will be calculated as the change in closing common stock price plus dividends on an annualized basis. The MAA TSR will be calculated using the closing stock prices on December 30, 2011 and December 31, 2012. The NAREIT Apartment REIT Index will be as published by NAREIT. Should the NAREIT Apartment REIT index be unavailable for any reason, the SNL U.S. REIT Multifamily index, as published by SNL, will be used in its place.

Time Based Shares

Shares awarded through the Time BasedShare category will be issued on January 10, 2013 based on the participant’s service provided to MAA from January 1, 2012 through December 31, 2012 and will vest 25% on January 10, 2014, 25% on January 9, 2015, 25% on January 8, 2016 and 25% on January 10, 2017, dependent upon continued employment in good standing through each vest date.

Dividends

Participants will be eligible to receive dividends on issued shares of restricted stock during any and all applicable vesting periods.

Termination of Employment

Neither the adoption of the Plan nor the granting of any award under the Plan shall confer upon any employee of MAA any right to continued employment with MAA, nor shall it interfere in any way with the right, if any, of MAA to terminate the employment of any employee at any time for any reason.

For purposes of the Plan, the following terms shall have the meanings ascribed to such terms in the 2004 Plan:

•	Cause
•	Change in Control
•	Disability
•	Retirement

In the event that a Participant voluntarily terminates his or her employment with MAA (other than as a result of Retirement) or such employee’s employment is terminated by MAA with Cause, all issued and vested shares will be retained by the Participant, any issued but unvested shares shall be immediately forfeited and rights to any earned but unissued shares shall be immediately forfeited.

If a Participant’s employment with MAA is terminated as a result of death, Disability, Retirement, or without Cause, all issued and vested shares will be retained by the Participant, all issued and unvested shares will immediately vest upon the occurrence of such termination and all earned but unissued shares will issue in accordance with the Plan and immediately vest upon such issuance date.

All issued but unvested shares shall automatically vest upon a Change in Control.

Equity Restructurings

In the event of an equity restructuring as defined by Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, the Compensation Committee of the Board of Directors shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of shares or other securities of MAA (or number and kind of other securities or property) with respect to which awards may be granted under the 2012 Long Term Incentive Program; and (2) the number of shares or other securities of MAA (or number and kind of other securities or property) subject to outstanding awards under the 2012 Long Term Incentive Program, provided that the number of shares subject to any award shall always be a whole number; (ii) provide for an equivalent award based on the market fair value of the shares or other securities of MAA in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment equal to the market fair value of the shares or other securities of MAA to the holder of an outstanding award.